UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2010 (August 10, 2010)

OPTIMUMBANK HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Florida	000-50755	55-0865043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2477 East Commercial Boulevard, Fort Lauderdale, FL 33308

(Address of Principal Executive Offices) (Zip Code)

954-776-2332

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 10, 2010, OptimumBank Holdings, Inc. (the “Company”) received a written notice from the Listing Qualifications Staff of The Nasdaq Stock Market (the “Staff”) notifying the Company that it fails to comply with the independent director requirement set forth in Nasdaq’s Listing Rule 5605(b)(1) (the “Rule”) due to the resignation of H. David Krinsky from the Company’s board of directors on July 26, 2010. The Rule requires the board of directors to have a majority of members who are independent. As a result of Mr. Krinsky’s resignation, the Company has only two independent directors on its four member board.

In accordance with Listing Rule 5605(b)(1)(A), the Company will be provided a cure period in order to regain compliance with the Rule as follows: (a) the earlier of the Company’s next annual shareholders’ meeting or July 26, 2011; or (b) if the next annual shareholders’ meeting is held before January 24, 2011, no later than January 24, 2011. The Company must submit to the Staff documentation, including biographies of any new directors, evidencing compliance with the Rule no later than the above deadline. If the Company cannot demonstrate compliance with the Rule by the above deadline, the Staff will provide written notice that the Company’s common stock will be delisted. At that time, the Company may appeal the Staff’s determination to delist its common stock to a Listing Qualifications panel.

In addition, on August 10, 2010, the “Company”) received another written notice from the Staff notifying the Company that due to H. David Krinsky’s resignation as a director of the Company, the Company has only one independent member on the Audit Committee, and, therefore, is no longer eligible for the cure period previously granted by the Staff for the Company’s failure to comply with the audit committee composition requirements set forth in NASDAQ’s Listing Rule 5605(c)(2)(A) (the “Audit Committee Rule”). The Audit Committee Rule requires the audit committee to have a minimum of three members who meet stringent independence requirements, are financially literate, and one of whom is financial sophisticated. The Company had previously been provided a cure period in order to regain compliance with the Audit Committee Rule until: (a) the earlier of the Company’s next annual shareholders’ meeting or April 11, 2011; or (b) if the next annual shareholders’ meeting is held before October 8, 2010, no later than October 8, 2010. The Company now has 45 calendar days, or until September 24, 2010, to submit a plan to regain compliance with the Audit Committee Rule. If the plan is accepted, the Staff may grant an exception of up to 180 calendar days from the date of Staff’s initial notification, until October 25, 2010, to evidence compliance with the Audit Committee Rule. If the Staff does not accept the Company’s plan, the Company will have the opportunity to appeal that decision before a Hearings Panel.

The Company is actively seeking no less than two qualified independent directors to fill the vacancies on its audit committee and board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMUMBANK HOLDINGS, INC.

August 16, 2010	By:	/s/ Richard L. Browdy
Richard L. Browdy
President and Chief Financial Officer